SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                               FINISHMASTER, INC.
                (Name Of Registrant As Specified In Its Charter)

                               FINISHMASTER, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
         Schedule and the date of its filing.       N/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                               FinishMaster, Inc.
                          54 Monument Circle, Suite 800
                           Indianapolis, Indiana 46204
                                 (317) 237-3678

                    Notice of Annual Meeting of Shareholders

                            To Be Held April 24, 2003


To the Shareholders of FinishMaster, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of FinishMaster, Inc., an Indiana corporation (the "Company"), will be held at the Adam's Mark Hotel - Downtown, 120 West Market Street, Indianapolis, Indiana on Thursday, April 24, 2003, at 9:30 a.m., local time, for the following purposes, which are more completely set forth in the accompanying proxy statement.

     1. Election of Directors. To elect seven (7) Directors for the ensuing year.

     2. Other Business. To transact such other business as may properly come before the meeting.

     In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at March 17, 2003. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.


                                 By Order of the Board of Directors


                                 /s/ Andre B. Lacy

                                 Andre B. Lacy,
                                 Chairman of the Board and
                                   Chief Executive Officer
                                 Indianapolis, Indiana



March 24, 2003



     Your vote is important. It is important that the proxies be returned promptly. Therefore, even if you plan to be present in person at the annual meeting, please sign, date, and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                               FinishMaster, Inc.
                          54 Monument Circle, Suite 800
                           Indianapolis, Indiana 46204

                                 Proxy Statement


     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of FinishMaster, Inc., an Indiana corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 9:30 a.m., local time, on Thursday, April 24, 2003, at the Adam's Mark Hotel - Downtown, 120 West Market Street, Indianapolis, Indiana, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to shareholders on or about March 24, 2003.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company (Robert
R. Millard, 54 Monument Circle, Suite 800, Indianapolis, Indiana, 46204) written notice of the shareholder's revocation at any time before the commencement of the meeting, (ii) submitting a duly executed proxy bearing a later date, or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

     The purpose of this Annual Meeting of Shareholders shall be to (i) elect Directors and (ii) transact such other business as may properly come before the meeting.

                 Voting Securities And Principal Holders Thereof

     The Common Stock is the only voting stock of the Company. Holders of record at the close of business on March 17, 2003, are entitled to one (1) vote for each share of Common Stock held. As of March 1, 2003, there were 7,784,121 shares of the Company's Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Holders of Common Stock entitled to vote at the meeting do not have cumulative voting rights in respect of the election of Directors.

Security Ownership By Principal Holders

     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 1, 2003, by each person who is known to the Company to own 5% or more of its Common Stock:

                                                      Number of Shares of
         Name and Address of                            Common Stock
         Beneficial Owner                             Beneficially Owned                   Percentage of Class
         ----------------                             ------------------                   -------------------
         Lacy Distribution, Inc.(1)                      5,587,516 (1)                         71.8%
         54 Monument Circle, Suite 800
         Indianapolis, Indiana   46204

         Dimensional Fund Advisors Inc. (2)(3)             491,200 (2)                          6.3%(2)
         1299 Ocean Avenue, 11th Floor
         Santa Monica, California  90401
------------------

(1) Lacy Distribution, Inc., an Indiana corporation ("Distribution"), is a wholly-owned subsidiary of LDI, Ltd., an Indiana limited partnership ("LDI"). LDI has one general partner: LDI Management, Inc. ("LDIM"). Distribution, LDI, LDIM and Andre B. Lacy have jointly filed a Schedule 13D to report beneficial ownership of the 5,587,516 shares held of record by Distribution. Andre B. Lacy, individually, owns an additional 50,200 shares of the Company's Common Stock and has 87,000 shares subject to options exercisable within 60 days.

(2) This information is based on a Schedule 13G filed by the beneficial owner with the Securities and Exchange Commission on February 11, 2003. It does not reflect changes in those shareholdings that may have occurred since the dates of such filing.

(3)  Dimensional  Fund Advisors  Inc.  ("Dimensional"),  an  investment  advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the issuer described above that are owned by the Funds. All securities reported here are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

Security Ownership by Directors and Executive Officers

     The following table sets forth information as of March 1, 2003, with respect to the number and percentage of shares of Common Stock beneficially owned by (i) each Director, (ii) each executive officer, and (iii) all Directors and executive officers of the Company as a group.

                                                                          Amount and Nature
                                                                        of Beneficial Ownership
                                                                        of Common Stock as of
                                                                           March 1, 2003 (1)
                                                               ----------------------------------------
        Name of                         Director of             Sole Voting &          Shared Voting &          Percentage
   Beneficial Owner (1)               Company Since            Investment Power        Investment Power         of Class
   --------------------               -------------            ----------------        ----------------         --------
Directors:
Margot L. Eccles                            1996                     1,000               5,587,516(2)            71.8%
Peter L. Frechette                          1996                    19,283(3)                  ---                   *
David W. Knall                              1998                    52,733(3)                  ---                   *
Andre B. Lacy                               1996                   137,200(4)            5,587,516(2)            72.7%
J.A. Lacy                                   2002                    37,000(5)                  ---                   *
Michael L. Smith                            1997                    22,783(3)                  ---                   *
David N. Shane                              2002                       ---                     ---
Walter S. Wiseman                           1996                    14,283(3)                  ---                   *
Thomas U. Young                             1996                    56,000(6)                  ---                   *

Other Executive Officers:
Robert R. Millard
   Senior Vice President,
      Secretary, Treasurer &
      Chief Financial Officer                ---                    16,000(7)                  ---                   *
Charles VanSlaars
   Senior Vice President                     ---                    17,000(8)                  ---                   *
All directors and executive
   officers as a group                       ---                   373,282(9)            5,587,516(2)            72.2%

----------------
* Beneficial ownership does not exceed one percent (1%).

(1) Based upon information furnished by the respective directors and executive officers. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares and if he has the right to acquire such power with respect to shares within 60 days. Accordingly, shares subject to options are included if exercisable within 60 days. Includes shares beneficially owned by members of the immediate families of the directors or executive officers residing in their homes.

(2) Includes all 5,587,516 shares of Common Stock held directly by Distribution. Mr. Lacy, the Chairman and CEO of the Company, is the Chairman and Chief Executive Officer of Distribution, as well as the sole shareholder, Chairman, President and Chief Executive Officer of LDIM, which is the managing general partner of LDI, the parent entity of Distribution. Ms. Eccles serves as a Director and as a Vice President of LDIM and as a Director and Vice President of Distribution. Due to their positions with LDIM and Distribution, Mr. Lacy and Ms. Eccles may be deemed to have voting and dispositive power with respect to these shares, and therefore to own such shares beneficially under applicable regulations.

(3)  Includes 11,677 shares subject to option.

(4) Includes 87,000 shares subject to option and 200 shares beneficially owned by his spouse.

(5)  Includes 37,000 shares subject to option.

(6)  Includes 56,000 shares subject to option.

(7) Includes 15,000 shares subject to option. (8) Includes 17,000 shares subject to option. (9) Includes 258,708 shares subject to option.

Director Nominees

     The following information is furnished concerning the Directors and Director nominees, all of whom have been nominated by the Board of Directors.

     Mr. Andre Lacy (age 63) was elected Chairman of the Board of Directors and Chief Executive Officer of the Company in July 1996. Mr. Lacy is Chief Executive Officer and Chairman of the Board of Directors of LDIM, the corporate managing general partner of LDI. Mr. Lacy serves as Chief Executive Officer and Chairman of the Board of Directors of Distribution. Mr. Lacy has served in these capacities for more than the previous five years. Mr. Lacy also serves as a director of Herff Jones, Inc., The National Bank of Indianapolis, and Patterson Dental Company. Mr. Lacy is the father of J.A. Lacy and brother of Margot Eccles.

     Mr. Young (age 70) serves as Vice Chairman of the Board of Directors of the Company. From July 1996 until May 1999, Mr. Young served as President and Chief Operating Officer of the Company. From 1989 until May 1996, Mr. Young served as the Worldwide Director of the Refinish Business for E.I. duPont de Nemours and Company, Wilmington, Delaware.

     Mr. Frechette (age 65) has served as a Director of the Company since August 1996. He has also served as Chairman of the Board, President, and Chief Executive Officer of Patterson Dental Company, a distributor of dental supplies and equipment based in St. Paul, Minnesota, for more than the past five years.

     Mr. Smith (age 54) has served as a Director of the Company since October 1997. Mr. Smith was named Executive Vice President and Chief Financial Officer of Anthem, Inc., a Blue Cross Blue Shield licensee and provider of health care services, effective in April 1999, having served as a Senior Vice President of such organization since March 1998. Mr. Smith served as Chief Operating Officer and Chief Financial Officer of American Health Network, Inc., a physician practice management company and wholly owned subsidiary of Anthem, Inc., from April 1996 to March 1998. Between January 1996 and March 1996, Mr. Smith served as President of Somerset Financial Services, an Indianapolis-based provider of financial services and a division of Somerset Group, Inc. Mr. Smith served as Chairman of the Board, President and Chief Executive Officer of Mayflower Group, Inc., an Indianapolis-based holding company with operations in the moving and storage and student transportation industries, between June 1990 and March 1995. Mr. Smith also serves as a Director of First Indiana Corporation and First Internet Bank of Indiana.

     Mr. Wiseman (age 57) has served as a Director of the Company since July 1996. Effective February 28, 1997, Mr. Wiseman retired as a Vice President of LDIM and as President of Major Video Concepts, Inc. ("MVC"), a wholesale distributor of videocassettes based in Indianapolis, Indiana, and a wholly owned subsidiary of Distribution, having held such positions for more than the previous five years.

     Mr. Knall (age 58) has served as a Director of the Company since October 1998. Mr. Knall is a Senior Managing Director of McDonald Investments Inc., a regional investment banking, brokerage, and investment advisory company. He has held that position since 1983. Mr. Knall joined McDonald Investments, Inc. in 1969.

     Mr. J.A. Lacy (age 38) was named a Director and served as President and Chief Operating Officer of the Company since July 2002. From January 2001 to July 2002, he served as Senior Vice President of Operations for the Company, and from January 1999 to January 2001, as Senior Vice President of Planning and Marketing. Mr. Lacy is the son of Mr. Andre Lacy and nephew of Margot Eccles.

     Except for Andre B. Lacy, J.A. Lacy, and Ms. Eccles, no Director or nominee for Director is related to any other Director or nominee for Director or executive officer of the Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                       Proposal I - Election of Directors

     The Company's Bylaws provide that the number of Directors may be changed from time to time, as determined by the Board of Directors or shareholders of the Company. The Board of Directors currently consists of nine members. Ms. Eccles and Mr. Shane have determined not to stand for reelection as directors of the Company. With the expiration of their terms, the Board will consist of a majority of independent directors. Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees to the Board of Directors listed above under the caption "Director Nominees," to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. Proxies will be voted only to the extent of the number of nominees named. At this time, the Board of Directors knows of no reason why any nominee may not be able to serve as a Director if elected. Directors are elected to serve until the next Annual Meeting or until their successors are elected and qualified.

     The directors will be elected upon receipt of a plurality of votes cast at the Annual Meeting.

                Meetings and Committees of the Board of Directors

     The management of the Company is under the direction of the Board of Directors (the "Board"). During the year ended December 31, 2002, the Board met four times in addition to taking certain actions by unanimous written consent. During such period, no incumbent Director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served.

     The Board has established an Audit Committee, a Compensation Committee, an Executive Committee and an Independent Directors Committee. For the year ended December 31, 2002, Michael L. Smith (Chairman), Mr. Frechette, Mr. Knall, and Mr. Wiseman were appointed to the Audit Committee. The Audit Committee met twice in the year ended December 31, 2002. The Audit Committee recommends the annual appointment of the Company's auditors and reviews the scope of audit and non-audit assignments, related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacies of the Company's internal control procedures.

     The Compensation Committee consisted of Mr. Wiseman (Chairman), Mr. Knall, and Mr. Smith. The Compensation Committee determines executive officer salaries and bonuses and administers the Company's stock option plan (acting as the Stock Option Committee) in addition to the Company's other benefit plans. The Compensation Committee met once during the year ended December 31, 2002.

     The Executive Committee has all authority of the Board of Directors during intervals between meetings of the Board subject to such limitations as may be imposed by law, by subsequent resolution of the Board, or by the By-Laws. The members of the Executive Committee for the fiscal year ended December 31, 2002, included Mr. Andre Lacy (Chairman), Mr. Young, Mr. J.A. Lacy, and Mr. Shane. In addition, Mr. Dearbaugh served on the Executive Committee until July, 2002, and was thereafter replaced by Mr. J.A. Lacy.

     The Independent Directors Committee considers issues in which LDI or its affiliates have a real or apparent conflict of interest with the Company. The Independent Directors Committee for the year ended December 31, 2002 consisted of Mr. Frechette (Chairman), Mr. Wiseman, Mr. Smith and Mr. Knall.

     The Board does not have a standing nominating committee.

                              Director Compensation

     Each non-employee Director is given an annual retainer of $19,000 in stock options pursuant to the FinishMaster, Inc. Stock Option Plan, priced as of the first trading day after the Annual Meeting of Shareholders each year. Each non-employee Director also receives $1,250 in Common Stock pursuant to the FinishMaster, Inc. Stock Option Plan, priced and issued as of the first trading day after each quarterly meeting of the Board of Directors. In addition, the non-employee Directors receive $1,000 in cash for each quarterly meeting attended, $750 in cash for each committee meeting attended and $250 for each meeting attended by telephone. All travel expenses for attendance at meetings are reimbursed.

     Directors of the Company who are employees of FinishMaster, Distribution, LDI, LDIM, or their affiliates do not receive compensation for their services as Directors.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") certain reports regarding the ownership of the Company's securities or any changes in such ownership.
Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

     There are specific due dates for these reports, and the Company is required to disclose in this Proxy Statement any failure to file by those dates during the last year. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2002, except that Andre B. Lacy filed a Form 5 reporting the acquisition by his spouse in open-market transactions of 100 shares in 2001 and 100 shares in 2002, which were inadvertently not reported in the years of acquisition.

Remuneration of Executive Officers

     The following table summarizes, for the Company's last three completed years ended December 31, 2002, the compensation of the persons who served as Chief Executive Officer of the Company during the year ended December 31, 2002, and each of the four other most highly compensated executive officers of the Company who were serving as such at the end of such period and whose salary and bonus compensation exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries during the most recent year (collectively, the "Named Executive Officers"). See "Certain Relationships and Related Transactions."



                           Summary Compensation Table

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Long-Term
                                                          Annual Compensation                    Compensation
                                             ----------------------------------------------       Securities           All
                                  Fiscal                                       Other Annual       Underlying          Other
Name and Principal Position        Year         Salary            Bonus        Compensation       Options (1)      Compensation
---------------------------------------------------------------------------------------------------------------------------------
                                  2002       $150,000 (2)     $ 62,949 (2)         ---                  ---         $
Andre B. Lacy                     2001        112,500 (3)          ---             ---                  ---             ---
Chief Executive Officer           2000            --- (4)          ---             ---               15,000             ---
                                                                                                                        ---
---------------------------------------------------------------------------------------------------------------------------------

                                  2002       $180,336         $ 75,680         $   ---                  ---         $   ---
Thomas U. Young                   2001        178,469           75,000             ---                  ---             ---
Vice Chairman                     2000       $180,820           84,983             ---                  ---             ---
---------------------------------------------------------------------------------------------------------------------------------

                                  2002       $192,000 (2)     $    ---         $55,200 (6)              ---         $   ---
David Shane                       2001            ---              ---             ---                  ---             ---
Vice Chairman (5)                 2000            ---              ---             ---                  ---             ---

---------------------------------------------------------------------------------------------------------------------------------

                                  2002       $200,000         $ 56,630         $   ---               45,000         $   ---
J. A. Lacy                        2001        170,547           33,857             ---                  ---             ---
President (7)                     2000        127,782           31,354             ---                  ---             ---
---------------------------------------------------------------------------------------------------------------------------------

Robert R. Millard                 2002       $182,000         $ 84,316         $   ---                  ---         $   ---
Senior Vice President, Secretary, 2001        180,303           45,868             ---                  ---             ---
   Treasurer & Chief Financial    2000        174,852           42,958             ---                  ---             ---
   Officer
---------------------------------------------------------------------------------------------------------------------------------

                                 2002        $265,200         $111,294         $   ---                  ---         $   ---
Wes N. Dearbaugh                 2001         262,453           68,483             ---                  ---             ---
Former President (8)             2000         254,551           62,240             ---                  ---          30,961(9)

---------------------------------------------------------------------------------------------------------------------------------

(1) Represents the number of shares for which options were granted during the applicable fiscal year.

(2)  Represents sums paid by the Company to Distribution for services rendered.

(3) Represents sums paid by the Company to Distribution for Mr. Lacy's services rendered for April 2001 through December 2001.

(4) In 2000, Mr. Lacy served as Chairman and Chief Executive Officer of the Company with no compensation other than the grant of stock options as determined by the Compensation Committee.

(5) Mr. Shane was named a Director of the Company and Vice Chairman of the Board of Directors on January 3, 2002.

(6) Represents sums paid by the Company to Distribution for reimbursement for fringe benefits.

(7) Mr. Lacy became President of the Company in July 2002. Prior to July 2002, Mr. Lacy was a Senior Vice President.

(8)  Mr. Dearbaugh resigned as President of the Company in July 2002.

(9)  Represents relocation expenses.

     The following table sets forth certain information regarding the individual grants of stock options made during the year ended December 31, 2002.

                Option Grants in the Year Ended December 31, 2002

                                                                                 Potential Realizable Value
                                                                                  at Assumed Annual Rates
                                                                                 of Stock Price Appreciation
                                                                                     for Option Term
         ------------------ ------------- ------------- ----------- ------------- ------------ ------------
                                           % of Total
                             Number of       Options
                             Securities    Granted to
                             Underlying    Employees    Exercise
                              Options      in Fiscal    Price per    Expiration
             Name             Granted:        Year        share         Date          5%           10%
         ------------------ ------------- ------------- ----------- ------------- ------------ ------------
         J.A. Lacy             45,000        86.0%       $11.709      8/7/2012     $331,380     $839,746
         ------------------ ------------- ------------- ----------- ------------- ------------ ------------


     The following table sets forth certain information regarding the total number of stock options held by each of the Named Executive Officers, and the aggregate value of such stock options, as of December 31, 2002. None of such stock options had been exercised as of such date.

     Aggregated Option Exercises in the Year Ended December 31, 2002 and Year-End Option Values


                                                                   Number of Securities            Value of Unexercised
                                                                  Underlying Unexercised           In-the-Money Options
                                                                 Options at the Year Ended           at the Year Ended
                                                                    December 31, 2002             December 31, 2002 ($)(1)
                         Acquired on        Value              -----------------------------    ---------------------------
Name                     Exercise (#)      Realized ($)        Exercisable     Unexercisable    Exercisable    Unexercisable
----                     ------------      ------------        -----------     -------------    -----------    -------------
Andre B. Lacy                  --                --              87,000            -0-            $107,730        $    -0-
Wes N. Dearbaugh            7,800            48,463              37,200            -0-            $221,452        $    -0-
Thomas U. Young            16,000           125,600              56,000            -0-            $316,400        $    -0-
Robert R. Millard              --                --              15,000            -0-            $ 90,375        $    -0-
J.A. Lacy                  15,000           109,631              37,000          8,000            $    (2)        $    -0-
David Shane                   ---               ---                 -0-            -0-                 -0-             -0-

(1)  The closing price for the shares on December 31, 2002, was $11.65.

(2) Since the fair market value of the shares subject to option was not greater than the exercise price of the options at December 31, 2002, such options were not "in-the-money."

---------------------------------------------------------------------------------------------------------------------
                                                                                             Number of securities
                                                                                            remaining available for
                                Number of securities to be    Weighted-average exercise      future issuance under
                                  issued upon exercise of       price of outstanding       equity compensation plans
                                   outstanding options,         options warrants and         (excluding securities
Plan Category                     warrants and rights (a)            rights (b)            reflected in column (a))
---------------------------------------------------------------------------------------------------------------------
Equity compensation plans                 477,136                       $8.60                       272,864
approved by security holders
---------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders                   ---                         ---                           ---
                                          --------                      ------                      --------
---------------------------------------------------------------------------------------------------------------------
Total                                     477,136                       $8.60                       272,864
                                          =======                       =====                       =======
---------------------------------------------------------------------------------------------------------------------

             Compensation Committee Report on Executive Compensation

Overview and Philosophy

     The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the executive officers of the Company.

     The objectives of the Company's executive compensation program are to:

     o    Support the achievement of desired Company performance.

     o Provide compensation that will attract and retain superior talent and reward performance.

     o Align the executive officers' interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance.

     The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Compensation Committee will use its discretion to set executive compensation at a level where, in its judgment, external or internal circumstances warrant it.

Executive Officer Compensation Program

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical, dental, life insurance, 401(k), and deferred compensation plans, generally available to employees of the Company based upon eligibility criteria.

Base Salary

     In determining salaries, the Company uses total cash compensation as the primary competitive benchmark for executives, but also takes into consideration competitive base salaries based on data from the distribution industry and from other businesses and industries.

Annual Incentive Compensation

     The Company's annual incentive program for executive officers and key managers provides direct financial incentives in the form of an annual cash bonus based on the Company's ability to meet or exceed a select group of financial targets, which include consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), net working capital turns, and corporate and departmental expenses as a percent of net sales compared to the annual operating plan.

Stock Option Program

     The stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

     The Stock Option Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options that do not qualify for such treatment. The Stock Option Plan authorizes a committee of directors to award stock options to executives and key employees. The Compensation Committee functions as the Stock Option Plan committee. Stock options are granted at an option price no less than the fair market value of the Company's Common Stock on the date of grant, have ten-year terms and can have exercise restrictions established by the Compensation Committee. A total of 750,000 shares of Common Stock have been reserved for issuance under the Stock Option Plan.

Deferred Compensation

     The Company's employees participate in the FinishMaster, Inc. 401(k) Employees Savings Plan. The 401(k) plan is a "cash or deferred" plan under which employees may elect to contribute a certain portion of their annual compensation which they would otherwise be eligible to receive in cash. Effective on January 1, 2002, the Company made a matching contribution on the first 6% of employee contributions on a tiered formula based on years of eligibility (first year -- 20%, second year -- 30%, third year -- 40%, fourth year and beyond -- 50%). The Company may also make a discretionary profit-sharing contribution in the proportion the participant's compensation bears to all eligible plan compensation. Contributions must be made from current or retained earnings of the Company and are contributed in cash. All full-time employees of the Company or its subsidiary who have completed 90 days of service are eligible to participate in the plan. Participants are immediately 100% vested in all participant contributions and vest 25% per year over years two through five with respect to the company match and discretionary profit-sharing contributions. The plan does not contain an established termination date, and it is not anticipated that it will be terminated at any time in the foreseeable future.

     Instead of participating in the 401(k) plan, employees identified as Highly Compensated Employees in the 401(k) plan are eligible to participate in the FinishMaster, Inc. Deferred Compensation Plan. Like the 401(k) Plan, the Deferred Compensation Plan allows eligible participants to defer a portion of their annual compensation. However, under the Deferred Compensation Plan, eligible participants may defer amounts in excess of the amounts permitted to be deferred under the 401(k) Plan. The vesting schedule, as well as the Company's obligations to make matching contributions and its option to make discretionary contributions, is the same as under the 401(k) Plan.

Special Perquisites

     The executive officers receive supplemental life insurance (in an amount equal to their annual salaries) and supplemental medical reimbursement up to certain limits ranging from $750 to $2,500 depending on the employee's position and the number of dependents. In addition, executive officers are reimbursed for their costs for an annual physical and receive an additional week of paid time off up to a maximum of five weeks. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for the year ended December 31, 2002.

Benefits

     The  Company  provides   medical,   dental,   life  insurance,   short-term
disability, long-term disability, and flexible spending account benefits to the executive officers that are generally available to Company employees.

Chief Executive Officer

     Andre B. Lacy served as the Company's Chief Executive Officer for the year ended December 31, 2002, having first been named to such position in July 1996. From 1996 until the year ended December 31, 2000, Mr. Lacy served as the Company's chief executive without any monetary compensation. Thereafter, the Compensation Committee determined that Mr. Lacy should be paid a salary for his services, so he received compensation of $112,500 for the period from April 2001 through December 2001 and compensation of $150,000 for the year ending December 31, 2002. This compensation was set by the Compensation Committee to compensate him for his valuable leadership of the Company, in particular his vision in planning and implementing marketplace strategies for the Company. The Company pays Distribution for Mr. Lacy's services.

     The Compensation Committee of the Company as of the year ended December 31, 2002:

                                 David W. Knall
                                Michael L. Smith
                           Walter S. Wiseman, Chairman

Comparative Stock Performance

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the period beginning January 1, 1998, and ending December 31, 2002, with the cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) (1) and the NASDAQ Index of Non-Financial Companies (2) over the same period, assuming the investment of $100 in the Company's Common Stock, the NASDAQ U.S. Index and the NASDAQ Non-Financial Index on January 1, 1998, and reinvestment of all dividends.

                      Comparison of Cumulative Total Return
                     of Company, Peer Group and Broad Market

[GRAPH OMITTED]

                      Nasdaq - US      Nasdaq - Non Fin         FMST
                    Cumulative Return  Cumulative Return   Cumulative Return

         Dec-02          86.327            83.848               99.149
         Sep-02          75.674            72.270               87.745
         Jun-02          94.321            91.788              109.191
         Mar-02         118.330           119.477               95.319
         Dec-01         124.886           128.190               87.234
         Sep-01          96.077            95.943               68.085
         Jun-01         138.458           143.828               63.830
         Mar-01         117.482           121.881               61.702
         Dec-00         157.417           167.754               47.872
         Sep-00         235.087           257.881               59.574
         Jun-00         255.451           282.335               51.600
         Mar-00         293.743           326.669               68.085
         Dec-99         261.484           287.809               67.557
         Sep-99         177.013           189.168               55.319
         Jun-99         172.766           182.352               51.600
         Mar-99         158.091           166.940               52.128
         Dec-98         140.990           146.749               59.574
         Sep-98         108.499           111.009               49.472
         Jun-98         120.253           123.223               89.362
         Mar-98         117.037           119.504               79.787
         Dec-97         100.000           100.000              100.000


(1) The CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) is composed of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market.

(2)  NASDAQ index of non-financial companies.


                 Certain Relationships and Related Transactions

     In connection with the acquisition of Thompson PBE, Inc., the Company entered into a subordinated note agreement with LDI dated November 19, 1997, pursuant to which LDI loaned the Company $30,000,000 on an unsecured basis. The obligation bore interest at a rate of 9%, with interest payable quarterly and with principal due on May 19, 2004. In December, 1999, LDI sold $10,150,000 of the subordinated note to two trusts affiliated with LDI. In March 2001, the Company entered into a new senior secured credit facility with a syndicate of banks. Concurrent with the funding of the senior secured credit facility, the Company repaid its obligations to LDI and the two trusts, and entered into a new $19,850,000 senior subordinated note with LDI. The senior subordinated note is subordinated to the bank credit facility, matures in March 2007, and bears interest at 12%, payable quarterly. The Independent Directors Committee has approved the terms of the senior subordinated credit facility, and the Company believes the terms are at least as favorable as those that could be obtained in an arms-length negotiation with an unaffiliated third party.

     The Company leases its administrative headquarters in Indianapolis, Indiana indirectly from LDI. In the year ended December 31, 2002, the Company made lease, repair and maintenance payments of $257,370 to the company hired by LDI to manage the property. The Independent Directors Committee has reviewed the terms of the lease, completed an analysis of comparable market rates and has determined that such lease terms are fair to the Company. The Board of Directors has also considered the terms of the lease and believes that the terms of the lease are at least as favorable as those that could be obtained by arms-length. negotiations with an unaffiliated third party.

     The Company reimbursed LDI for the cost of insurance in the amount of $2,661,094 for the year ended December 31, 2002. For the same period, the Company also reimbursed LDI for management fees in the amount of $607,464 and for certain other expenses in the amount of $74,324. The Company believes the prices paid for these reimbursements are fair to the Company.

                  Audit Committee Report, Charter, Independence

Report of the Audit Committee

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with PricewaterhouseCoopers, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards 61, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The Audit Committee has received written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, which relates to the auditors' independence from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company. The Audit Committee has considered whether the provision of services by the auditors, other than audit services and review of Forms 10-Q, is compatible with maintaining the auditors' independence.

     Based on the review and discussions of the Company's audited financial statements with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     This report respectfully submitted by the Audit Committee of the Company's Board of Directors:

                               Peter L. Frechette
                                 David W. Knall
                                Walter S. Wiseman
                           Michael L. Smith, Chairman

Audit Committee Charter

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to the proxy statement for the annual meeting of shareholders held in May 2001.

Audit Committee Independence

     The Board of Directors has determined that Mr. Knall, Mr. Wiseman, and Mr. Smith all meet the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers. Peter Frechette is also a member of the Audit Committee. The Board of Directors previously determined that Mr. Frechette did not meet the requirements for independence because Mr. Lacy, the Company's Chief Executive Officer, was a member of the Compensation Committee of Patterson Dental Company, of which Mr. Frechette is President and Chief Executive Officer. However, Mr. Lacy resigned from the Compensation Committee of Patterson Dental Company within the year ended December 31, 2002, so the Board of Directors has determined that Mr. Frechette meets the definition of independence going forward. During the period in which Mr. Frechette did not meet the definition of independence, the Board of Directors determined that Mr. Frechette's service on the Audit Committee was in the best interests of the Company and its shareholders due to his expertise in financial matters.

                                   Accountants

     PricewaterhouseCoopers LLP has served as auditors for the Company for the year ended December 31, 2002. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative so desires. Such representative will also be available to respond to any appropriate questions shareholders may have. The Board of Directors of the Company has not yet completed the process of selecting an independent public accounting firm to audit its books, records and accounts for the fiscal year ending December 31, 2003.

Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2002, were $237,750.

Financial Information Systems Design and Implementation Fees

     The aggregate fees billed for professional  services described in paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation) rendered by the auditors during the fiscal year ended December 31, 2002, were $0.

All Other Fees

     The aggregate fees billed for services rendered by the auditors, other than fees disclosed above, during the fiscal year ended December 31, 2002, were $11,945, primarily in connection with tax consulting and the preparation of the 2001 tax return.

                        Vote Required to Approve Matters

     A quorum for the meeting requires the presence in person or by proxy of holders of a majority of the outstanding shares of the Common Stock of the Company. The inspector(s) of election appointed for the meeting will tabulate votes cast by proxy or in person at the Annual Meeting.

     The election of each Director requires a plurality of the votes cast. Votes withheld will be deemed not to have been cast. Other actions are authorized if the number of votes cast in favor of an action exceeds the number of votes cast opposing the action.

     Abstentions, "broker non-votes" (i.e., where brokers or nominees indicate that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote), and votes withheld will be included in the calculation of the presence of a quorum, but will not be counted as votes cast for or against the action to be taken on the matter. Therefore, abstentions or broker non-votes will have no effect in the election of Directors or in any other matters to be considered.

                              Shareholder Proposals

     Under Rule 14a-8 of the Securities Exchange Act of 1934, shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals to the Company in a timely manner. In order to be included for the next annual meeting, shareholder proposals must be received at the Company's principal office, Attention: Secretary, 54 Monument Circle, Suite 800, Indianapolis, Indiana, 46204, no later than 120 days in advance of March 24, 2004, and must otherwise comply with the requirements of Rule 14a-8.

     In addition, if a shareholder intends to present a proposal at the next annual meeting of shareholders without including the proposal in the proxy materials for that meeting, and if the proposal is not received by the Company by February 5, 2004, then the proxies designated by the Board of Directors for that meeting may vote in their discretion on any proposal those shares for which they have been appointed proxies without mention of such matter in the Company's proxy statement or on the proxy card for that meeting.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, Directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     Each Shareholder is urged to complete, date, and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                 REVOCABLE PROXY

                               FINISHMASTER, INC.
                         Annual Meeting of Shareholders
                                 April 24, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Andre B. Lacy, with full powers of substitution, to act as the attorney and proxy for the undersigned to vote all shares of capital stock of FinishMaster, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Adam's Mark Hotel - Downtown, 120 West Market Street, Indianapolis, Indiana, on Thursday, April 24, 2003, at 9:30 A.M., local time, and at any and all adjournments thereof, as follows on the reverse side.

        THE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THE PROXY IN THEIR BEST JUDGMENT, AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

The Board of Directors recommends a vote "FOR" the listed proposition.

1. The election as directors of all nominees listed below for a one year term expiring at the next annual meeting, except as marked to the contrary. Nominees:

                01)      Andre B. Lacy
                02)      Thomas U. Young
                03)      J. A. Lacy
                04)      Walter S. Wiseman
                05)      Peter L. Frechette
                06)      Michael L. Smith
                07)      David W. Knall


For all Nominees [____]

Withheld from all Nominees [____]

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [____]

This proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from the Company, prior to the execution of the proxy, a notice of the annual meeting, a proxy statement, an Annual Report on Form 10-K and an Investment Brief to Shareholders.

Please sign as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

---------------------------------------         --------------------------------
 Signature:                                     Date:


---------------------------------------         --------------------------------
 Signature:                                     Date: